EXHIBIT 10.3

                          INTERIM MANAGEMENT AGREEMENT


         THIS INTERIM MANAGEMENT AGREEMENT (this "Agreement") is made as of this 1st day of July, 2000, among Mariner Post-Acute Network, Inc., a Delaware corporation (formerly known as Paragon Health Network, Inc.) ("Mariner"), AMS Properties, Inc., a Delaware corporation ("AMS Properties"), GCI Health Care Centers, Inc., a Delaware corporation ("GCIHCC" and, together with AMS
Properties, collectively, the "Mariner Licensees"), the entities listed on Schedule A hereto, each of which is a Delaware limited liability company (collectively, the "Proposed SNH Licensees"), and Five Star Quality Care, Inc., a Delaware corporation (the "Manager").

                              W I T N E S S E T H:

         WHEREAS, SPTMNR Properties Trust, a Maryland real estate investment trust ("SPTMNR"), is the owner of all of the real property, buildings, plant and equipment and certain of the personal property used in connection with the operation of the skilled nursing, intermediate care or residential facilities listed on Schedule B (each a "Facility" and collectively, the "Facilities"); and

         WHEREAS,   SPTMNR  currently  leases  the  Facilities  to  the  Mariner
Licensees; and

         WHEREAS, the Mariner Licensees hold the licenses to operate the Facilities; and

         WHEREAS, pursuant to a Settlement Agreement, dated as of March 20, 2000 (the "Settlement Agreement"), among Mariner, the Mariner Licensees, Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), SPTMNR, the Proposed SNH Licensees and the Manager, the Mariner Licensees have requested SPTMNR, and SPTMNR has agreed, to accept a surrender (through SPTMNR's designees, the Proposed SNH Licensees), of the Mariner Licensees' lease of the Facilities, subject to, and upon, the terms and conditions contained therein; and

         WHEREAS, in connection therewith, the Proposed SNH Licensees and/or the Manager are submitting the applications, filings and other documentation necessary to receive all governmental licenses, permits, approvals, authorizations, provider agreements and certificates and determinations of need in order for the Proposed SNH Licensees to operate the Facilities as licensees and to receive Medicare and Medicaid reimbursement for the services provided therein (such licenses, permits, approvals, authorizations, provider agreements, and certificates and determinations of need are hereafter referred to individually, as a "Necessary License" and collectively, as the "Necessary Licenses"); and

         WHEREAS, the SNH Licensees and the Manager would assume full responsibility for the operation of the Facilities on the date hereof but for the fact that the Mariner Licensees are the only entities which are licensed to operate the Facilities as of the date hereof;

         WHEREAS,   in  light  of  the  foregoing,   the  Settlement   Agreement
contemplates that the SNH Licensees, the Mariner Licensees, Mariner and the Manager shall enter into an interim
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arrangement in order to accomplish  the orderly  transition of the operations of the Facilities from the Mariner Licensees to the Proposed SNH Licensees and the Manager and that during such transition period the Mariner Licensees shall retain ultimate authority and control over the Facilities as licensees;

         WHEREAS, in accordance with the foregoing, the Proposed SNH Licensees, Mariner, the Mariner Licensees and the Manager desire to enter into certain arrangements regarding the management of the Facilities and, more specifically, to provide (i) for the Mariner Licensees to continue to direct and control the operation of the Facilities subject to the terms and conditions hereof, (ii) for the Mariner Licensees to retain Manager to assume day to day operational responsibility (subject to the ultimate authority and control of the Mariner Licensees) for the Facilities pending, and in anticipation of, the receipt by the Proposed SNH Licensees or the Manager of the Necessary Licenses (the date on which any Proposed SNH Licensee or the Manager shall have received all such Necessary Licenses with respect to a Facility being referred to herein as such Facility's "SNH Licensing Date"), and (iii) for Mariner, on behalf of the Mariner Licensees and the SNH Licensees, to continue to provide certain services to the Facilities on behalf of, and in consultation and cooperation with, the Manager, all as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and the agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Mariner Licensee; Interim Occupancy Agreements. Each Facility shall continue to be operated subject to the direction and control of the relevant Mariner Licensee until such Facility's SNH Licensing Date and, in connection therewith, each such Mariner Licensee (i) shall retain ultimate authority over the business, policies, operations and assets of the Facility, (ii) shall remain the responsible licensee of such Facility and, as such, be fully liable and legally accountable at all times to all patients, governmental agencies and third parties for all patient care and funds, and all other aspects of the operation and maintenance of the Facility, and (iii) shall perform those general and specific duties described in Sections 4 and 5 hereof.

         In order to permit the foregoing, each Mariner Licensee is, simultaneously herewith, entering into an Interim Occupancy Agreement (collectively, the "Occupancy Agreements"), in the form attached hereto as Schedule C, with the relevant Proposed SNH Licensee, pursuant to which the Proposed SNH Licensee shall grant to such Mariner Licensee the right to occupy such Facility and use certain related personal property for purposes of exercising its rights, duties and obligations hereunder.

         Mariner, the Mariner Licensees, the Proposed SNH Licensees and the Manager agree that, subject in all events to the provisions of the first paragraph of this Section 1, the SNH Proposed Licensees or the Manager may from time to time, notify Mariner that the Manager is prepared to provide any one or more of those services (the "Designated Services") designated in Schedule D attached hereto (the "Designated Services Schedule") and any of those general and specific duties related thereto described in Sections 4 and 5 hereof, with respect to any one or more of the Facilities, and from and after the date specified in such notice, the Mariner Licensee shall delegate to the Manager, and the Manager shall assume and perform, such Designated

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Services and general and specific duties in accordance with the  requirements of this Agreement. Mariner, the Mariner Licensees, the Proposed SNH Licensees and the Manager shall reasonably cooperate in the transition of the responsibility for such Designated Service(s) to the Manager, subject to the continued authority and responsibility of the Mariner Licensee referred to herein.

         The Mariner Licensees, the Proposed SNH Licensees and the Manager acknowledge and agree that (i) it would be the desire of all parties that the Manager assume all of the operations of the Facilities on the date hereof, but that the interim arrangement contemplated hereby is necessary in order to accomplish the orderly transition of the operations of the Facilities from the Mariner Licensees to the Proposed SNH Licensees and the Manager, (ii) the parties hereto have reviewed and agreed upon goals and parameters of operation for the term hereof which are in the best interests of the Facilities and the residents therein, (iii) it is the intent of the parties hereto that day-to-day operations be conducted in a manner consistent with the agreed upon goals and parameters, and (iv) if, for any reason, the day-to-day operations cannot be conducted consistent with those goals and parameters, or if the goals and parameters become inconsistent with the best interests of the Facilities and residents, the Mariner Licensees shall advise the Proposed SNH Licensees and the Manager and the parties shall endeavor to agree upon appropriate revisions thereto.

         Mariner, the Proposed SNH Licensees and the Manager acknowledge and agree that Mariner has agreed in this Agreement that Mariner may continue to provide certain services after the SNH Licensing Date. Mariner, the Proposed SNH Licensees and the Manager acknowledge and agree, however, that, from and after the SNH Licensing Date with respect to a Facility, the relevant Proposed SNH Licensee shall direct and control the operations of such Facility and, in connection therewith, shall have ultimate authority over the business, policies, operation and assets of the Facility and be the responsible licensee of such Facility and, as such, be fully liable and legally accountable at all times to all patients and governmental agencies for all patient care and funds at such Facility, and all other aspects of the operation and maintenance of such Facility.

2. General Duties of the Manager. Subject to the ultimate authority and control of the Mariner Licensees, the Manager shall manage and supervise the day-to-day operation of the Facilities with the objective of providing skilled nursing, intermediate care and residential services to patients and residents of the Facilities and to carry out general management functions with respect to the Facilities, including, but not limited to, the following: supervise the performance of all administrative functions as may be necessary in the management and operation of the Facilities; select, hire or contract for, train, supervise, monitor the performance of, and terminate or fire, all personnel involved in the administration and day-to-day operations of the Facilities, including, without limitation, professional personnel, custodial, cleaning, maintenance, and other operational personnel, and secretarial and bookkeeping personnel; maintain patients' medical records in accordance with all applicable state and Federal requirements; represent the Facilities in their dealings with regulatory authorities, patients, personnel, agents for collection, insurers and, at the request of the Proposed SNH Licensees, creditors; market the services of the Facilities; manage and supervise the admission and discharge of residents as required by state and Federal laws; and generally see to the operations and management of the Facilities, the marketing of their services, planning for future operations, and the establishment and implementation of policies for the Facilities.

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3. Specific Duties of the Manager. Subject to the ultimate authority and control of the Mariner Licensees, the Manager shall have the following specific duties:

         3.1 Employees. The Manager shall recruit, evaluate, and select qualified nursing home administrators who shall be responsible for the functional  operation  of the  Facilities  and  supervision  of personnel at the
Facilities, on a day-to-day basis, as well as all on-site professional, custodial, food service, cleaning, maintenance, clerical, secretarial, bookkeeping, management, collection, and other employees for the day-to-day operations of the Facilities. Such administrators and all such other personnel shall be employees of the Manager and, subject to the provisions of Section 7 hereof (providing for the Proposed SNH Licensees to pay expenses set forth in the Expense Statement (including, without limitation, those expenses specified in Section 7.1(a)) the Manager shall have full responsibility for payment of their wages, salaries, and other compensation and benefits. The Manager shall establish such personnel policies, wage structures, and staff schedules as they deem necessary and advisable in accordance with applicable law. The Manager shall have authority to continue to employ and to discharge employees. For purposes of those Facilities located in the State of California, this Agreement is intended to serve as an outside resources contract pursuant to California Administrative Code Title 22, Section 72511 and a copy of this Agreement shall remain at each such Facility and shall remain readily available for inspection and review by the Department of Health Services in accordance with Section 72511 as aforesaid.

         3.2 Purchasing. In consultation with Mariner and the Mariner Licensees, the Manager will purchase, in the name, and for the account, of the Proposed SNH Licensees and/or the Manager, all necessary supplies, foodstuffs, materials, appliances, tools, and equipment customarily used in the operation of the Facilities. The Manager shall use commercially reasonable efforts to limit purchasing costs and to maintain such costs at a level reasonably calculated to allow the Facilities to operate profitably. The Manager shall arrange contracts for electricity, gas, telephone, and any other utility or service necessary to the operation of the Facilities, in each case in the name, and for the account, of the Proposed SNH Licensees and/or the Manager. The Manager shall, on its own behalf and/or on behalf of the owner of the buildings and real property in and on which the Facilities are located (the "Real Property Owner"), arrange for and supervise the making of any necessary repairs, alterations, and improvements to the Facilities, provided that in the case of any repair, alteration or improvement, the cost of which exceeds $5,000, the Manager shall obtain the prior approval of the Proposed SNH Licensee, except that no such prior approval shall be required if the expenditure is made under circumstances reasonably requiring emergency action. The Manager shall prepare such certifications as to expenses incurred in the operation of the Facilities as may be required in order to comply with applicable law and regulations, including, without limitation, law and regulations applicable to preparation and submission of cost reports.

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         3.3 Marketing. In consultation with the Mariner Licensees,  the Manager shall use commercially reasonable efforts to market the services of the Facilities in order to maintain the patient or resident census at the Facilities in such numbers and of such categories as, in Manager's judgment, will tend to maintain the financial stability of the Facilities and to ensure compliance with applicable laws, regulations, orders and judgments applicable to the Facilities. The Manager may design and implement programs with third party payors, such as insurance companies, federal agencies and state and local agencies, for services to patients on a contract basis, for the purpose of improving the financial stability of the Facilities.

         3.4 Liaison with Agencies. In consultation with the Proposed SNH Licensees, Mariner and the Mariner Licensees, the Manager shall appear in, prosecute and defend all formal and informal proceedings before any and all local, state and federal agencies which regulate the Facilities. Each of the Mariner Licensees, the Proposed SNH Licensees and Manager shall promptly inform the others of the commencement of any such proceedings known to it which may have a material impact upon the operation of the Facilities or which affect reimbursement for services provided in or by the Facilities, including challenging any findings of violations or the creation of a duty to correct.

         3.5 Insurance. The Manager shall obtain on behalf of itself, the Proposed SNH Licensees, Mariner, the Mariner Licensees and the Real Property Owners for each Facility, as their interests may appear, all customary liability, fire and extended coverage, professional or malpractice liability and worker's compensation insurance covering the Facilities, any equipment used in connection with the Facilities, and the Facilities' employees, in such amounts and with such deductibles and other provisions as may be reasonably agreed upon by the Manager, the Proposed SNH Licensees, Mariner, the Mariner Licensees and the Real Property Owners.

         3.6 Technical and Professional Services. In consultation with the Proposed SNH Licensees, Mariner and the Mariner Licensees, the Manager shall secure such engineering, legal, and other specialized technical and professional services as may be necessary to advise or to represent the Manager, the Proposed SNH Licensees, Mariner, the Mariner Licensees and the Real Property Owners for each Facility, in connection with any matter involving or arising out of the operation of the Facilities or the conduct of the Facilities.

         3.7 Necessary Licenses. Upon receipt by the relevant Proposed SNH Licensee or the Manager of the Necessary Licenses with respect to a Facility, the Manager shall give the relevant Mariner Licensee prompt written notice thereof.

4. General Duties of Mariner and the Mariner Licensees. Mariner shall provide accounting, purchasing and bill payment functions for the Facilities; maintain systems of accounts and supervise the maintenance of ledgers and other primary accounting records with respect to the Facilities; supervise the financial affairs of the Facilities; establish and supervise the implementation of operating budgets, and establish and administer financial controls over the operations and management of the Facilities; develop and establish financial standards and norms by which the income, costs, and operations of the Facilities may be evaluated; operate, maintain and administer the information management systems of the Facilities; furnish reports and economic and statistical data in connection with or relative to the management of the Facilities in order to comply with applicable laws and regulations; prepare and file with

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applicable state Medicaid programs and the Medicare program and all other public and private third party reimbursement programs (collectively, "third party payors") all required cost reports; maintain listings of all residents of the Facilities and the persons or third party payors responsible for their charges; on behalf of the SNH Entities, disburse and collect the funds of the Facilities in accordance with the provisions of this Agreement, pay the debts and fulfill the obligations of the Facilities incurred subsequent to the Effective Time (as hereafter defined); maintain payroll records and shall prepare and process employee payrolls, and returns of withholding taxes in accordance with current payroll schedules in place at each Facility; oversee billing (in conjunction with the Manager's employees at each Facility); and oversee the administration of trust funds for the benefit of residents of the Facilities and the preparation and filing of all accounts for such funds required by applicable law (in conjunction with the Manager's employees at each Facility).

5. Specific Duties of Mariner and the Mariner Licensees. Mariner shall have the following specific duties:

         5.1 Purchasing. Mariner shall cooperate with the Manager (and assist the Manager in its efforts to) purchase, in the name, and for the account, of the Proposed SNH Licensees and/or the Manager, all necessary supplies, foodstuffs, materials, appliances, tools, and equipment customarily used in the operation of the Facilities and shall make available to the Manager any centralized purchasing system established by Mariner or the Mariner Licensees for other facilities under its or their operation or management (including, without limitation, any national accounts) in order to minimize costs.

         5.2 Bookkeeping. Mariner shall establish and maintain a record and bookkeeping system for the operation and conduct of the Facilities in accordance with generally accepted accounting principles. Full books of account with entries of all receipts and expenditures of the Facilities shall be open for inspection by representatives of Proposed SNH Licensees and Manager upon reasonable notice and at reasonable times.

         5.3 Financial Reports. Mariner shall: (a) as soon as reasonably possible after the close of each calendar month, furnish to the Proposed SNH Licensees and the Manager a statement of income for the month and for the year to date, together with a detailed statement of billings, cash receipts, cash disbursements, accounts payable and accounts receivable (in hard copy and, to the extent possible, in electronic format); (b) in the event the Proposed SNH Licensee or the Mariner Licensee is required by applicable law, regulations or the provisions of any material contract to which it is a party or by which it is bound or at such other time as the Proposed SNH Licensees may elect in their reasonable discretion, to conduct an audit of the Facilities' financial performance, make available all books and records of the Facilities on a timely basis and cooperate fully with any auditors or accountants selected by Proposed SNH Licensee; (c) as soon as reasonably possible after the close of each applicable reporting period for rate setting purposes, and not later than the applicable deadline, prepare and submit a cost report for each Facility (and including in any event, any short-year cost report required to be submitted by the Mariner Licensee or Proposed SNH Licensee), showing the costs and expenditures relating to resident care for such Facility and such other information as is required by the applicable governmental authority, each such report being in all material respects (including as to form) in compliance with the requirements of such applicable governmental

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authority;  and (d) cooperate with and furnish  information to each Proposed SNH
Licensee and Manager in a timely manner in connection with the preparation of applications by such Proposed SNH Licensee for any Necessary Licenses with respect to the Facilities.

         5.4 Consultative Services. Mariner and the Mariner Licensees shall provide oversight and consultative services to Manager with respect to the operations of the Facilities in areas including, without limitation, quality assurance, clinical programs and support, regulatory affairs, marketing and other functions currently supported by Mariner's regional operations staff (the "Consultative Services"). Neither the SNH Licensees nor the Manager may terminate the Consultative Services until the SNH Licensing Date.

         5.5 Collections, Accounts, Disbursements and Termination Accounting.

              (a) Billing. Mariner shall (in conjunction with the Manager's employees at each Facility) prepare and submit bills for all moneys owing, whether from patients or third party payors, for services provided by or at the Facilities at any time, whether prior to 12:01 a.m. on July 1, 2000 (the "Effective Time") or after the Effective Time.

              (b) Collection of Accounts Receivable. Mariner and the Mariner Licensees acknowledge that, notwithstanding anything to the contrary contained in the Settlement Agreement, from and after the Effective Time, (i) the Proposed SNH Licensees shall, to the extent permitted by applicable law, own all accounts receivable which relate to or arise out of services provided by or at the Facilities from or after the Effective Time (the "Post-Effective A/R"), (ii) Mariner shall, with the assistance of Facility-level personnel, make and effect collections of all Post-Effective A/R, (iii) Mariner shall establish new bank accounts (the "New A/R Accounts") in the name of the Proposed SNH Licensees on or prior to the Effective Time (or as soon as practicable thereafter). On the fifth (5th) day following notice thereof by the Proposed SNH Licensees to Mariner and the Mariner Licensees (but no sooner than the earlier to occur of the SNH Licensing Date or the forty-fifth (45th) day following the Effective
Time), Mariner and the Mariner Licensees shall instruct all Third Party Payors and other Persons (as such terms are defined in the Settlement Agreement) that directly deposit monies into the existing bank accounts (the "Existing A/R Accounts") with respect to the Retained Facilities to terminate such direct deposit and commence depositing such monies into the New A/R Accounts as soon as is practicable thereafter (and Mariner shall take such further action as may be reasonably necessary to cause such Third Party Payors and other Persons to comply with such instructions so that all Post-Effective A/R is deposited into the New A/R Accounts as soon as is practicable thereafter). From and after the Effective Time, monies, checks, drafts or other instruments or items received as payment (collectively, "Remittances") for collected accounts receivable shall be processed as follows: (x) any Remittances solely comprised of collections of accounts receivable which relate to or arise out of services provided by or at the Facilities prior to the Effective Time (the "Pre-Effective A/R") shall be deposited into the Existing A/R Accounts, (y) any Remittances solely comprised of collections of Post-Effective A/R shall be endorsed and deposited into the New A/R Accounts, and (z) any Remittances comprised of both Pre-Effective A/R and Post-Effective A/R (the "Commingled Remittances") shall be deposited into the Existing A/R Accounts during the first forty-five (45) days following the Effective Time and into the New A/R Accounts after the 45th day following the Effective Time.

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         Mariner   shall   prepare  a  weekly   reconciliation   of   Commingled
Remittances, identifying the amount of Pre-Effective A/R and Post-Effective A/R deposited into the Existing A/R Accounts and the New A/R Accounts during the previous week ending on Friday. The amount of Pre-Effective A/R deposited into the New A/R Accounts shall be netted against Post-Effective A/R deposited into the Existing A/R Accounts. If the amount of Pre-Effective A/R deposited into the New A/R Accounts is greater than the amount of Post-Effective A/R deposited into the Existing A/R Accounts, then such net amount shall be remitted via wire transfer by the SNH Licensees to Mariner within five (5) business days of the end of the previous week. If the amount of Post-Effective A/R deposited into the Existing A/R Accounts is greater than the amount of Pre-Effective A/R deposited into the New A/R Accounts, then such net amount shall be remitted via wire transfer by Mariner to the SNH Licensees within five (5) business days of the end of the previous week.

         The SNH Entities, Mariner and the Mariner Licensees acknowledge and agree that the Mariner Licensees shall continue to own the Pre-Effective A/R. To the extent either party receives any accounts receivable of the other party, both parties acknowledge that the party receiving any payment belonging to the party shall hold such payment in trust on behalf of the other party until such payment is remitted to the other party and that neither party shall have any right of offset with respect to accounts receivable.

              (c) Books and Records. During the term of this Agreement, Mariner shall keep accurate and complete books and records of all receipts with respect to all billing, accounts receivable, all deposits and other transactions whether to the Existing A/R Accounts, the New A/R Accounts, or to other checking accounts, which books and records shall be made available to the SNH Licensees and the Manager upon request, and after termination of this Agreement shall make such books and records available to the Proposed SNH Licensees and the Manager to the extent necessary to enable the Proposed SNH Licensee and the Manager to comply with all applicable laws and regulations, including regulations governing preparation and submission of cost reports. Mariner shall timely prepare and file any cost reports which applicable laws and regulations require that they file after the termination of this Agreement.

         5.6 Patient Trust Accounts. At such time as a Proposed SNH Licensee has received all Necessary Licenses with respect to a Facility and the Manager has given the Mariner Licensee notice as provided in Section 3.7, the Mariner Licensee will transfer the patient trust accounts held for the benefit of residents of such Facility to the Proposed SNH Licensee (and in connection therewith shall restore any deficiencies therein), together with all records and an accounting regarding such accounts.

6. Fees. Manager and Mariner shall be compensated for services rendered herein as follows:

         6.1 Manager's Fee. Each Proposed SNH Licensee of each Facility shall pay the Manager in consideration of the performance of its duties hereunder a fee (the "Manager's Fee") on a Facility-by-Facility basis on or prior to the fifth (5th) day following the end of each calendar month during the term hereof, as follows: (i) for the first three (3) months of the term hereof, in an amount equal to all costs and expenses incurred by, or allocable to, the performance by the Manager in connection with the performance of its duties hereunder during such calendar month, and (ii) thereafter, in an amount equal to five percent (5%) of net patient revenues for such Facility for such calendar month.

         6.2 Mariner's Fee. Each Proposed SNH Licensee of each Facility shall pay to Mariner in consideration of the performance of its duties hereunder a fee ("Mariner's Fee") on a Facility-by-Facility basis for each calendar month during the term of this Agreement in an amount equal to the product of (A) the sum of the Designated Services Percentages, as specified in the Designated Services Schedule, attributable to the Designated Services being performed by the applicable Mariner Licensee at such Facility for such month and (B) the amount of net patient revenues of such Facility for such month.

         Until the Agreed Deficiency shall have been reduced to zero (0), payment of Mariner's Fee shall be made by dollar-for-dollar reduction of the Reduced Deficiency (as such term is defined in the Settlement Agreement). Notwithstanding anything to the contrary contained in this Section 6.2, in each of the first three (3) months of the term hereof, Mariner's Fee shall be not less than Four Hundred Thousand ($400,000) (regardless of the amount of net patient revenues at the Facilities for such month or whether the Manager shall have elected to discontinue Mariner's provision of any services specified herein during such period) and the aggregate amount of Mariner's Fees shall in no case be less than the Agreed Deficiency.

         As used in this Agreement, "net patient revenues" shall mean, for any period, the aggregate amount of all revenues (determined in accordance with generally accepted accounting principals, consistently applied), received by, or by reason of the operation of, such Facility during such period, but excluding
(a) revenues from professional fees or charges by physicians and unaffiliated providers of ancillary services to the extent such charges are paid over to, or separately billed by, such physicians and unaffiliated providers, (b) non-operating revenues, (c) revenues attributable to services provided off-site to non-patients, and (d) all revenues, if any, attributable to child care services provided primarily to employees of such Facilities, but in all events excluding any revenues generated for services provided to patients referred by any Mariner Entity.

7. Expenses.

         7.1 During the period from and after the Effective Time to, but excluding, the date of termination of this Agreement, for each Facility, Mariner shall provide the Proposed SNH Licensees and the Manager with a weekly statement of expenses of the type listed below to the extent incurred in the operation and management of such Facility (the "Expense Statements") accompanied by such documentation as the Proposed SNH Licensee and/or the Manager shall reasonably request:

              (a) salary and expenses (including, without limitation, payroll taxes, workers' compensation, costs of employee benefit plans (or such portion thereof as is properly allocable to such Facility), travel, insurance, and fidelity bonds) of employees at such Facility, including, without limitation, administrative, professional, custodial, food service, cleaning and maintenance, operational, secretarial and bookkeeping personnel;

              (b) all supplies and equipment necessary and desirable for operation of the such Facility as a skilled nursing, intermediate care and residential facility; food; fuel; kitchen and food service equipment; linens; beds; furniture; clothing and all other supplies and equipment used in supplying services to patients;

              (c) expenses connected directly or indirectly with the design, acquisition, disposition, lease, occupancy, ownership or operation of real and personal property devoted, used or consumed in the business of such Facility, including, without limitation, maintenance, repair, and improvement of the Facilities; and

              (d) all other costs, expenses and liabilities arising out of the operation, maintenance and management of the Facilities, including, without limitation, fees of professionals engaged to fulfill Manager's obligations under
Section 3.6, but excluding those costs, expenses and liabilities arising out of the Manager's gross negligence or willful misconduct.

         7.2 The following expenses of Mariner shall be for the sole account of Mariner and shall not be subject to reimbursement hereunder: (a) overhead and ordinary administrative expenses, salary (including, without limitation, payroll taxes, workers' compensation, costs of employee benefit plans, travel, insurance and fidelity bonds) of financial, accounting and other personnel employed by Mariner to provide regional quality assurance consulting, centralized billing, collection, bill paying, accounting, record keeping, information management, purchasing, personnel and policy planning services to any Facility; and (b) any losses, cost and expenses under Section 13.

         7.3 The Proposed SNH Licensees shall cause the Manager to establish a bank account under its name and control and to deposit and maintain a minimum balance therein of $100,000. The Mariner Licensees and Mariner shall have signing authority with respect to such account and weekly, upon approval of the Expense Statement, the Manager shall fund such account with an amount sufficient (over and above the minimum balance) to fund and for the purpose of paying the expenses set forth in the Expense Statement. If Mariner or any Mariner Licensee advances its own funds for any approved Expense Statement expense, the Manager and the Proposed SNH Licensees shall promptly reimburse Mariner or such Mariner Licensee therefor.

8. Access to Records. For the time and to the extent required by applicable law, including, without limitation, Section 1861(v)(1)(I) of the Social Security Act, Mariner and the Mariner Licensees shall retain, and shall permit the Comptroller General of the United States, the U.S. Department of Health and Human Services, and their respective duly authorized representatives, and duly authorized state representatives, access to examine or copy this Agreement and such books, documents, and records as are reasonably necessary to verify the nature and extent of goods and services supplied and the costs of the goods and services supplied, and the payments claimed under this Agreement. In the event Mariner or any Mariner Licensee provides any of its services under this Agreement pursuant to a subcontract and if (i) the services provided pursuant to the subcontract have a value or cost of $10,000 or more over a twelve (12) month period and (ii) the subcontract is with a related organization, then Mariner and such Mariner Licensee agree that the subcontract shall contain a clause requiring the subcontractor to retain and allow access to its records on the same terms and conditions as required by such Mariner Licensee.

9. Duty of Mariner; Prohibited Transactions. Mariner and the Mariner Licensees shall render the services called for hereunder in good faith. Other than Mariner's Fee, neither Mariner nor any Mariner Licensee, or any person, firm or corporation which, directly or indirectly owns or controls, is owned or controlled by, or is under direct or indirect common ownership or control with Mariner or any Mariner Licensee or any person related by blood or marriage within the third degree to persons in such control (an "Affiliate"), shall receive any remuneration (other than reimbursements and other payments expressly provided for herein), whether direct or indirect, for any purchases of goods or services made on behalf of Mariner, any Mariner Licensee, the Proposed SNH Licensees or the Manager, and neither Mariner nor any Mariner Licensee, or any of its Affiliates shall markup, increase the price, or obtain any premium for goods or services purchased by any Mariner or any Mariner Licensee on behalf of or for the benefit of Mariner or any Mariner Licensee, the Proposed SNH Licensees or the Manager.

10. Relationship of Parties. No party to this Agreement is a partner or joint venturer with any other party, and nothing herein shall be construed so as to make them such partners or joint venturers or impose on any of them any liability as partners or joint venturers.

11. Term and Termination.

         11.1 The term of this Agreement shall commence at the Effective Time and shall continue in full force for twelve (12) months unless earlier terminated as provided below, and thereafter, from month to month thereafter unless terminated upon not less than thirty (30) days' prior written notice from the Proposed SNH Licensees or the Mariner Licensees to the other.

         Subject to the provisions of the first paragraph in Section 1 of this Agreement, the Proposed SNH Licensees shall have the further right from time to time to require Mariner to discontinue provision of any or all services hereunder to any one or more of the Facilities upon not less than thirty (30) days' prior written notice to the relevant Mariner Licensee.

         The Proposed SNH Licensees and the Manager shall further have the right to terminate the Manager's provision of any or all, services hereunder to any one or more of the Facilities upon not less than sixty (60) days prior written notice to the other.

         If there is a final adverse determination with respect to any Necessary Licenses, provided that the Proposed SNH Licensee shall have exhausted all appeals with respect thereto, this Agreement shall terminate with respect to the Facility(ies) which would be affected.

         11.2 From and after the effective date of termination of this Agreement in accordance with Section 11.1 with respect to any party hereto (a "Terminated Party"), the Terminated Party shall not be entitled to compensation for further services hereunder (and, in the case of the discontinuation of services at a Facility in accordance with Section 11.1, from and after the effective date of such discontinuance, the Terminated Party shall not be entitled to compensation for further services with respect to such Facility). Upon termination or discontinuance, the Terminated Party shall forthwith:

              (a) pay over to the relevant Proposed SNH Licensee all collections of Post-Effective A/R received by the Terminated Party pursuant to this Agreement;

              (b) deliver to the relevant Proposed SNH Licensees and, if applicable, the Manager a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to them; and

              (c) deliver to the relevant Proposed SNH Licensees and, if applicable, the Manager, as the case may be, all property and documents of any of them (including, without limitation, health care and other patient records) then in the custody of the Terminated Party.

12. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered addressed as follows:

              (a) if to the Manager:

                           Five Star Quality Care, Inc.
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

              (b) with copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, MA 02109
                           Attention:  Nancy S. Grodberg, Esq.
                           Telecopy No.:  617-338-2880

              (c) if to the Mariner:

                           Mariner Post-Acute Network, Inc.
                           One Ravinia Drive, Suite 1500
                           Atlanta, Georgia 30346
                           Attention:  Associate General Counsel
                           Telecopy No. 770-698-8199

              (d) if to Mariner Licensees:

                           AMS Properties, Inc.
                           One Ravinia Drive, Suite 1500
                           Atlanta, Georgia 30346
                           Attention:  Associate General Counsel
                           Telecopy No. 770-698-8199
                           and to:

                           GCI Health Care Centers, Inc.
                           One Ravinia Drive, Suite 1500
                           Atlanta, Georgia  30346
                           Attention:  Associate General Counsel
                           Telecopy No. 770-698-8199

              (e) If to the Proposed SNH Licensees:

                           SHOPCO-AZ, LLC
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

                           SHOPCO-CA, LLC
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

                           SHOPCO-COLORADO, LLC
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

                           SHOPCO-WI, LLC
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

or to such other address as may hereafter be designated by any party for such other purpose, and shall be effective upon receipt if hand delivered, when telecopied, if transmitted by telecopier or upon the expiration of the fifth Business Day after being deposited in the mails, if mailed.

13. Indemnification.

              (a) Mariner Licensees' Indemnification. Mariner and the Mariner Licensees, jointly and severally, shall protect, indemnify and hold harmless each of the Proposed SNH Licensees, the Manager and their respective agents, employees, officers, directors, partners, members, trustees, attorneys, successors or assigns (hereafter the "SNH Indemnitees," and when referred to singly, an "SNH Indemnitee") for, from and against any and all debts, obligations, damages, penalties, liabilities, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's fees and expenses actually incurred) to the maximum extent permitted by law imposed upon, incurred by or asserted against any Indemnitee and arising in connection with any act, omission or obligation of any Mariner Licensee or Mariner hereunder, under its Interim Occupancy Agreement, or otherwise in connection with the Mariner Licensees' or Mariner's activities in operating or overseeing the operation of any of the Facilities. Mariner and the Mariner Licensees, at their expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any SNH Indemnitee or may compromise or otherwise dispose of the same, with the relevant SNH Indemnitee's prior written consent (which consent may not be unreasonably withheld or delayed).

              (b) Proposed SNH Licensees' and Manager's Indemnification. The Proposed SNH Licensees and the Manager (collectively referred to as the SNH Indemnitors), jointly and severally, shall protect, indemnify and hold harmless each of the Mariner Licensees and their respective agents, employees, officers, directors, partners, members, trustees, attorneys, successors and assigns (hereafter the "Mariner Indemnitees" and when referred to singly, "Mariner Indemnitee") for, from and against any and all debts, obligations, damages, penalties, liabilities, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties, or expenses (including, without limitation, reasonable attorney's fees and expenses actually incurred) to the maximum extent permitted by law imposed upon, incurred by or asserted against any Mariner Indemnitee and arising in connection with any act, omission or obligation of any SNH Indemnitor hereunder, under the Interim Occupancy Agreements, or otherwise in connection with the SNH Parties' activities in operating or overseeing the operation of any of the Facilities. The SNH Parties', at their expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Mariner Indemnitee or may compromise or otherwise dispose of the same, with the relevant Mariner Licensee's prior written consent (which consent may not be unreasonably withheld or delayed).

         The provisions of this Section 13 shall survive the termination of this Agreement.

14. Miscellaneous.

         14.1 Amendments. This Agreement shall not be changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties hereto or their respective successors or assigns.

         14.2 Non-Assignability. This Agreement shall not be assigned by any party without the consent of the other party and this Agreement shall be binding upon and shall inure to the benefit of consented to successors and assigns.

         14.3 Governing Law. This Agreement shall be governed by, interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of the Commonwealth of Massachusetts which are to be performed entirely within the Commonwealth of Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of the jurisdiction other than the Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         14.4  Entire  Agreement.  This  Agreement,   together  with  the  other
agreements contemplated by, referred to in, or contemplated by agreements referred to herein, together constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and cancel any preexisting agreements with respect to such subject matter.

         14.5 Attorney's Fees and Costs. If any action is brought for the enforcement of this Agreement, or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action in addition to any other relief to which it may be entitled.

         14.6 Confidentiality. The parties agree not to disclose or permit their respective representatives, attorneys, auditors or agents to disclose, except as may be required by law or performance hereunder, any confidential non-public information of the others which is obtained by any of them in connection with the transactions contemplated by this Agreement.

         14.7 Cooperation; Commercially Reasonable Efforts. The parties shall cooperate in good faith in connection with all actions to be taken to consummate the transactions contemplated by, and to enforce the rights created by and perform the responsibilities imposed by, this Agreement and in order to assure compliance with Federal, state and local laws, rules and regulations. The parties agree to execute such amendments, modifications or supplements to this Agreement or any other agreements between or among any of the parties hereto, necessary or appropriate to assure such compliance.

         14.8 Responsibility for Compliance with Law. During the term of this Agreement, each Mariner Licensee will keep in full force and effect all licenses, permits, approvals, authorizations, provider agreements, and certificates or determinations of need necessary for such Mariner Licensee to occupy and operate its Facilities and to receive Medicare and Medicaid reimbursement for services provided therein and the Mariner Licensees will cooperate with Proposed SNH Licensees in connection with the Proposed SNH
Licensees obtaining provider agreements to ensure there is no period during which neither a Mariner Licensee nor a Proposed SNH Licensee is entitled to reimbursement for services provided at the Facilities.

         14.9 Bankruptcy Court Authorization. Mariner and the Mariner Licensees shall seek authorization from the United States Bankruptcy Court for the District of Delaware in order to proceed with those matters provided herein, in conjunction with the authorization sought for proceeding with the Settlement Agreement. The form of order providing authorization shall be in a form acceptable to SPTMNR, the Proposed SNH Licensees and the Manager.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                 MARINER POST-ACUTE NETWORK, INC.


                                 By: /s/ Todd Andrews
                                     Its (Vice) President


                                 AMS PROPERTIES, INC.


                                 By: /s/ Todd Andrews
                                     Its (Vice) President


                                 GCI HEALTH CARE CENTERS, INC.


                                 By: /s/ Todd Andrews
                                     Its (Vice) President


                                 SHOPCO-AZ, LLC


                                 By: /s/ Ajay Saini
                                     Its Treasurer


                                 SHOPCO-CA, LLC


                                 By: /s/ Ajay Saini
                                     Its Treasurer


                                 SHOPCO-COLORADO, LLC


                                 By: /s/ Ajay Saini
                                     Its Treasurer

                                 SHOPCO-WI, LLC


                                  By: /s/ Ajay Saini
                                      Its Treasurer


                                  FIVE STAR QUALITY CARE, INC.

                                  By: /s/ Evrett Benton
                                      Its President

                                   SCHEDULE A

                             PROPOSED SNH LICENSEES

1.       SHOPCO-AZ LLC, a Delaware limited liability company.

2.       SHOPCO-CA LLC, a Delaware limited liability company.

3.       SHOPCO-COLORADO LLC, a Delaware limited liability company.

4.       SHOPCO-WI LLC, a Delaware limited liability company.

                                                   SCHEDULE B

                                                   FACILITIES

            Property Name                                Property Address                      Tenant
--------------------------------------------------------------------------------------------------------------

Cedars Health Care Center                           1599 Ingalls Street                     AMS Properties
                                                    Lakewood, CO

Cherrelyn Manor Nursing Home                        5555 South Elati                        AMS Properties
                                                    Littleton, CO

Christopher East Health Care Center                 1132 East Knapp Street                  AMS Properties
                                                    Milwaukee, WI 53202

Greentree Health Care Center                        70 Greentree Road                       AMS Properties
                                                    Clintonville, WI 54929

La Mesa Health Care Center                          2470 S. Arizona Avenue                  GCIHCC
                                                    Yuma, AZ 85364

La Salette Health Care & Rehabilitation Center      537 E. Fulton                           GCIHCC
                                                    Stockton, CA 95204

Lancaster Health Care Center                        1642 West Avenue "J"                    AMS Properties
                                                    Lancaster, CA

Northwest Health Care Center                        7800 West Fond du Lac Avenue            AMS Properties
                                                    Milwaukee, WI 53218

Pine Manor Health Care Center                       East Side of County Y Highway           AMS Properties
                                                    Embarrass (Clintonville), WI

River Hills West Health Care Center                 321 Riverside Drive                     AMS Properties
                                                    Pewaukee, WI 53072

Sunny Hill Health Care Center                       4325 Nakoma Road                        AMS Properties
                                                    Madison, WI

Sunquest Village of Yuma                            265 East 24th Street                    GCIHCC
                                                    Yuma, AZ 85364

Thousand Oaks Health Care Center                    93 West Avenida de los Arobules         AMS Properties
                                                    Thousand Oaks, CA 91360

Van Nuys Health Care Center                         6835 Hazeltine Avenue                   AMS Properties
                                                    Van Nuys, CA 91405

Village Green Nursing Home                          2932 North 14th Street                  GCIHCC
                                                    Phoenix, AZ 85094

Virginia Health Care Center                         1471 Waukesha Avenue                    AMS Properties
                                                    Waukesha, WI

Woodland Health Care Center                         18740 W. Bluemound Road                 AMS Properties
                                                    Brookfield, WI


                                   SCHEDULE C

                           FORM OF OCCUPANCY AGREEMENT


                               See attached copy.

                           INTERIM OCCUPANCY AGREEMENT

         This Interim Occupancy Agreement (this "Interim Occupancy Agreement") is made this ___ day of 2000, between [insert name of applicable New Operator], a Delaware corporation ("Sublessor"), and [insert name of applicable Mariner Licensee], a Delaware corporation ("Sublessee").

                                   WITNESSETH

         WHEREAS, SPTMNR Properties Trust, a Maryland real estate investment trust ("SPTMNR"), and Sublessor are parties to an Amended and Restated Master Lease Agreement, dated as of ____________ ___, ______ (the "Lease"), with respect to the skilled nursing facility known as "[insert name of facility]" (the "Facility"); and

         WHEREAS, SPTMNR, Sublessor, Sublessee and various other parties have entered into a Settlement Agreement (the "Settlement Agreement"), pursuant to which Sublessee has agreed to manage the operation of the Facility on the terms contained therein and in an Interim Management Agreement, dated as of the date hereof (the "Interim Management Agreement"), between Sublessor and Sublessee; and

         WHEREAS, in order to accomplish the foregoing, Sublessor has agreed to sublease the Facility to Sublessee on the terms contained herein;

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be bound, hereby agree as follows:

         1. Sublease. Upon and subject to the terms and conditions hereinafter set forth, Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, all of Sublessor's right, title and interest in, to, under or relating to the real property, improvements, fixtures and related rights constituting the Facility (the "Demised Premises"), including, without limitation, any leasehold rights of Sublessor relating to the use or occupancy thereto, and Sublessor agrees that Sublessee has and will continue to have throughout the term of this Interim Occupancy Agreement, the right to use and occupy the Demised Premises as the licensed operator of the Facility.

         2. Term. The term of this Interim Occupancy Agreement shall commence on the date hereof, and shall end on the earlier of (i) the date on which Sublessee's obligation to provide services in connection with the management of the operation of the Facility under the Interim Management Agreement shall have expired or been terminated pursuant to the terms thereof and (ii) the SNH Licensing Date (as defined in the Interim Management Agreement). Sublessor and Sublessee acknowledge that under the Interim Management Agreement, Sublessor may terminate Sublessee's provision of one or more services thereunder, and that if Sublessor shall elect to do so, this Interim Occupancy Agreement shall remain in effect notwithstanding such termination until Sublessor shall have elected to terminate Sublessee's provision of all services under the Interim Management Agreement with respect to the Facility.

         3. Rent. Sublessee shall pay to Sublessor as the rent under this Interim Occupancy Agreement (the "Rent"), all net patient revenues derived from the operation of the Facility during the term of this Interim Occupancy Agreement to the extent such net patient revenues are actually collected by Sublessee. Except as expressly set forth in the preceding sentence, Sublessee shall have no obligation to pay any amounts or perform any obligations in respect of this Interim Occupancy Agreement; it being the purpose and intent of Sublessor and Sublessee that this Interim Occupancy Agreement is a gross lease and that except for the payment of the Rent, all costs, fees, taxes, impositions, utility charges, repairs, alterations, restorations, charges, expenses, reimbursements and obligations of every kind and manner whatsoever relating to the Demised Premises which may arise or become due during or after the term of this Interim Occupancy Agreement, shall be paid and discharged by Sublessor.

         4. Surrender of Possession. At the end of the term of this Interim Occupancy Agreement, Sublessee shall surrender the Facility to Sublessor and, if Sublessee shall fail to do so, Sublessee shall be a tenant-at-sufferance subject to all of the terms of this Interim Occupancy Agreement except that Rent shall be twice the Rent in effect immediately prior to the expiration or termination hereof. Sublessee shall be liable for all damages incurred by Sublessor as a result of such holding over.

         5. No Subletting or Assignment. Sublessee shall not sublet or assign any or all of the Facility without the prior consent of Sublessor; provided, however, that the foregoing shall not be deemed to prohibit Sublessee from permitting patients or residents to occupy the Facility in the ordinary course of Sublessee's business.

         6. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or on the date of actual receipt, if sent by certified or registered mail, postage prepaid and return receipt requested, or one business day after being sent by nationally recognized overnight courier service, properly addressed and postage prepaid to the party entitled to receive such notice at the address stated below:

If to the Sublessor:                     ____________________
                                         400 Centre Street
                                         Newton, MA 02458
                                         Attention: Treasurer

with a copy to:                          Sullivan & Worcester LLP
                                         One Post Office Square
                                         Boston, MA 02109
                                         Attention:  Nancy S. Grodberg, Esq.

If to the Sublessee:                     ____________________
                                         One Ravinia Drive, Suite 1500
                                         Atlanta, GA 30346
                                         Attention:  Associate General Counsel
with a copy to:                          Powell, Goldstein, Frazier & Murphy
                                         191 Peachtree Street
                                         Atlanta, GA 30308
                                         Attention:  Douglas S. Gosden, Esq.

         7. Miscellaneous.

              (a) All the terms and provision of this Interim Occupancy Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party shall be entitled to assign its rights or obligations under this Sublease without the prior consent of the other party hereto.

              (b) The headings in this Interim Occupancy Agreement are for convenience of reference only and shall not limit or otherwise affect the terms hereof.

              (c) This Interim Occupancy Agreement shall be governed by and construed in accordance with the internal laws of the State in which the Facility is located, without giving effect to contrary conflicts of law principles.

              (d) This Interim Occupancy Agreement may be executed in separate counterparts, each of which shall be considered an original, and all of which, when taken together, shall constitute one and the same instrument.

              (e) This Interim Occupancy Agreement (including the Schedules and Exhibits hereto), and the other documents and instruments specifically provided for herein and therein, contain the entire understanding between the parties concerning the subject matter hereof and thereof, and except as expressly provided for herein or therein, supersede all prior understandings and agreements whether oral or written, between them with respect to the subject matter hereof and thereof.

              (f) Neither this Interim Occupancy Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Sublessor and Sublease.

              (g) Any rights or remedies that any party hereto may have under this Interim Occupancy Agreement with respect to any matter shall not be deemed to be such party's exclusive rights or remedies with respect to such matter arising out of the Settlement Agreement (or any of the Transaction Documents referred to therein), and any party may exercise its rights and remedies under this Interim Occupancy Agreement or the Settlement Agreement (or any of the Transaction Documents referred to therein) concurrently with any such other rights or remedies, or in any order that it determines in its sole and absolute discretion.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Interim Occupancy Agreement to be executed and delivered by their respective officers hereunto duly authorized.

SUBLESSOR:                                  SUBLESSEE:

[insert name of applicable New Operator]    [insert name of Mariner Licensee]



By:___________________________              By:___________________________
Its: ___________________________            Its: ___________________________

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